Exhibit 99.1

Kohl’s Corporation Declares Quarterly Dividend

MENOMONEE FALLS, Wis.—(BUSINESS WIRE)—August 18, 2026—The Board of Directors of Kohl’s Corporation (NYSE: KSS) (“Kohl’s” or the “Company”) today declared a regular quarterly dividend of $0.125 per share on the Company’s common stock. The dividend is payable September 23, 2026, to shareholders of record at the close of business on September 9, 2026.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer built on a foundation that combines great brands, incredible value and convenience for our customers. Kohl’s is uniquely positioned to deliver against its long-term strategy and its purpose to take care of families’ realest moments. Kohl's serves millions of families in its more than 1,100 stores in 49 states, online at Kohls.com, and through the Kohl's App. With a large national footprint, Kohl’s is committed to making a positive impact in the communities it serves. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com.

Contacts
Investor Relations:
Trevor Novotny, (262) 703-1617, trevor.novotny@kohls.com

Media:
Jen Johnson, (262) 703-5241, jen.johnson@kohls.com